UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2019

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01                  Completion of Acquisition or Disposition of Assets.
On July 26, 2019, CIRCOR International, Inc., through its wholly-owned subsidiary CEP Holdings Sarl (“CIRCOR”), completed the previously announced disposition of its long-cycle upstream oil & gas engineered valve business (Pibiviesse S.p.A.) to P&P Flow Control AG, an affiliate of Certina Holding AG (the “Purchaser”), pursuant to the Quota Purchase Agreement, dated July 13, 2019, between CIRCOR and the Purchaser, for EUR 1 million, with an Carnot of 50 percent of net income over seven years up to a maximum of EUR 18 million.
The foregoing description of the Quota Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Quota Purchase Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K and is incorporated herein.
Item 9.01                  Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed consolidated financial information of CIRCOR giving effect to the transaction described in Item 2.01 above is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.
(d) Exhibits.

Exhibit No.	Description

2.1	Quota Purchase Agreement, dated as of July 13, 2019, as amended by Amendment No. 1 to the Quota Purchase Agreement, dated as of July, 26, 2019, between CEP Holdings Sarl and P&P Flow Control AG
99.1	CIRCOR International, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2019                 CIRCOR INTERNATIONAL, INC.

/s/ Chadi Chahine
By:     Chadi Chahine

Title:	Senior Vice President and Chief Financial Office

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